UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2006

NUTRITION 21, INC.

(Exact name of registrant as specified in its charter)

New York	0-14983	11-2653613
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

4 Manhattanville Road, Purchase, New York	10577
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 701-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 18, 2006 the Company and General Nutrition Corporation (“GNC”) entered into a settlement agreement effective on that date (the “Agreement”) to settle patent litigation brought by the Company against GNC in the United States District Court for the Eastern District of Texas, Tyler Division. As part of the settlement, GNC acknowledged the validity of the US patents owned by the Company that were involved in the litigation (Nos. 5,087,623; 5,087,624; and, 5,175,156). Additional information is set forth in the form of Agreement that is filed as an exhibit to this Report.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.01
Settlement Agreement effective December 18, 2006 by and between General Nutrition Corporation, Nutrition 21, LLC and Nutrition 21, Inc. A portion of the exhibit has been omitted pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Nutrition 21, Inc.
(Registrant)

Date: December 22, 2006	By: /s/ Paul Intlekofer
Paul Intlekofer
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.01
Settlement Agreement effective December 18, 2006 by and between General Nutrition Corporation, Nutrition 21, LLC and Nutrition 21, Inc. A portion of the exhibit has been omitted pursuant to a request for confidential treatment.